As Filed with the Securities and Exchange Commission on May 1, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FTAI AVIATION LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-1420784
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 W 13th St, 3rd Floor
New York, New York 10014
(332) 239-7600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
BoHee Yoon, Esq.
Copy to:
Michael J. Schwartz, Esq,
Peter D. Serating, Esq.
Blair T. Thetford, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer N	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

FTAI AVIATION LTD.

ORDINARY SHARES
PREFERRED SHARES
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS
We may offer, issue and sell from time to time, together or separately, our ordinary shares; our preferred shares, which we may issue in one or more series; depositary shares representing our preferred shares; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase our ordinary shares, our preferred shares or our debt securities; purchase contracts to purchase our ordinary shares, our preferred shares or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our ordinary shares or other securities under the purchase contracts.
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling shareholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling shareholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
The Nasdaq Global Select Market (“Nasdaq”) lists our ordinary shares under the trading symbol “FTAI,” our 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (the “Series C Preferred Shares”) under the trading symbol “FTAIN” and our 9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (the “Series D Preferred Shares”) under the trading symbol “FTAIM.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF OUR SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 1, 2026.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FTAI Aviation,” “we,” “our,” and “us” refer to FTAI Aviation Ltd. and its direct and indirect subsidiaries.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we or the selling shareholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the ordinary shares, preferred shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling shareholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
FTAI Aviation Ltd. (Nasdaq: FTAI) is a Cayman Islands exempted company. Except as otherwise specified, “we,” “us,” “our,” “FTAI,” “FTAI Aviation” or “the Company” refer to us and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at http://www.sec.gov. Our Commission filings are also available free of charge at our website (www.ftaiaviation.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement. Nasdaq lists our ordinary shares under the trading symbol “FTAI,” our Series C Preferred Shares under the trading symbol “FTAIN” and our Series D Preferred Shares under the trading symbol “FTAIM.”
We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by referenced herein:
•	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on February 27, 2026 (the “Form 10-K”);
•	Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the Commission on May 1, 2026 (the “Form 10-Q”);
•	Current Reports on Form 8-K filed on January 28, 2026, February 12, 2026, March 6, 2026 and April 30, 2026;
•
the sections of the Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders filed with the Commission on April 15, 2026, which are incorporated by reference on Form 10-K for the year ended December 31, 2025;

•	the description of our ordinary shares set forth in Exhibit 4.20 of the Form 10-K;
•	the description of our Series C Preferred Shares set forth in Exhibit 4.20 of the Form 10-K; and
•	the description of our Series D Preferred Shares set forth in Exhibit 4.20 of the Form 10-K.
Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to FTAI Aviation Ltd., 405 West 13th Street, 3rd Floor, New York, New York, 10014, Attention: Investor Relations (telephone number (332) 239-7600 and email address IR@FTAIAviation.com). Our Commission filings are also available free of charge at our website (www.ftaiaviation.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. The following is a summary of the principal risk factors that make investing in our securities risky and may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in Part I, Item 1A. “Risk Factors” in our Form 10-K, which is incorporated by reference herein. We believe that these factors include, but are not limited to:
•
changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy, including, but not limited to, the Russia-Ukraine conflict, war in the Middle East, and any related responses or actions by businesses and governments;

•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	our ability to realize the anticipated benefits of our strategic initiatives;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer or lessee defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential lessees;
•	the availability and cost of capital for future acquisitions;
•	risks involving our Strategic Capital Initiative;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation industry;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures, partnerships, consortium arrangements or other collaborations with third parties;
•	our ability to successfully integrate acquired businesses;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•
the impact of trade disputes, including the imposition of new or increased tariffs, sanctions or other restrictions, and the legislative/regulatory environment and exposure to increased economic regulation;

•	exposure to the oil and gas industry’s volatile oil and gas prices;

•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•
our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended and the fact that maintaining such exemption imposes limits on our operations;

•	our ability to successfully utilize leverage in connection with our investments;
•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including natural disasters, increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our ability to attract and retain highly skilled management and other personnel;
•	volatility in the market price of our shares;
•	the inability to pay dividends to our shareholders in the future;
•	impacts from our past and future acquisitions, and our ability to successfully integrate acquired assets and assumed liabilities; and
•	other risks described in the “Risk Factors” section of this registration statement and the Form 10-K.
Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

FTAI AVIATION LTD.
Our Company
We are a leading independent engine maintenance platform focused on the CFM56-5B, CFM56-7B and V2500 aircraft engines which power the 737NG and A320ceo aircraft. We repair and rebuild engines in our maintenance facilities and with our joint venture partners, and sell or lease the engines to airlines and asset owners around the world. Our primary business model is to sell or lease engines via exchange through our proprietary Maintenance, Repair and Exchange model which is reported under our Aerospace Products segment.
We also own and manage a portfolio of on- and off-lease aircraft and engines through our Aviation Leasing segment. While historically these investment activities have been primarily held on balance sheet, at the end of 2024, we launched our Strategic Capital Initiative, which consists of an asset management business that manages third-party capital to invest in on-lease aircraft and engines. We expect our primary investment activities to be through our Strategic Capital Initiative going forward.
As of March 31, 2026, we had total consolidated assets of $4.5 billion and total equity of $431.7 million.
General
Nasdaq lists our ordinary shares under the trading symbol “FTAI,” our Series C Preferred Shares under the trading symbol “FTAIN” and our Series D Preferred Shares under the trading symbol “FTAIM.”
We are formed in the Cayman Islands and our principal executive offices are located at 405 W 13th St, 3rd Floor, New York, New York 10014. Our telephone number is (332) 239-7600. Our web address is www.ftaiaviation.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors under the heading “Risk Factors” contained in the Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are incorporated by reference in this prospectus and any accompanying prospectus supplement. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include funding one or more acquisitions in whole or in part. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder. We may pay certain expenses in connection with sales by selling shareholders.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF SHARES
The following description of our ordinary shares, preferred shares and provisions of our amended and restated memorandum and articles of association (as amended from time to time, the “Articles”) do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our operating agreement.
Authorized Shares
Under the Articles, our authorized share capital consists of:
•	2,000,000,000 ordinary shares, par value $0.01 per share (“ordinary shares”); and
•
200,000,000 preferred shares, par value $0.01 per share (“preferred shares”), 4,200,000 of which are designated as Series C Preferred Shares and 2,600,000 of which are designated as Series D Preferred Shares.

All of the issued and outstanding ordinary shares and our Series C Preferred Shares and Series D Preferred Shares are fully paid and non-assessable.
Ordinary shares
No holder of ordinary shares is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by law or by our Articles, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Each holder of ordinary shares is entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of shares, the holders of our ordinary shares will possess the exclusive right to vote for the election of directors and for all other purposes. Our Articles do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding ordinary shares can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Although we currently intend to pay regular quarterly dividends to holders of our ordinary shares, we may change our dividend policy at any time. Our net cash provided by operating activities has been less than the amount of distributions to our shareholders. The declaration and payment of dividends to holders of our ordinary shares will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, our taxable income, our operating expenses and other factors our board of directors deem relevant. In addition, while any Series C Preferred Shares or Series D Preferred Shares remain outstanding, unless the full cumulative distributions on past distribution periods for such shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions set aside, we are generally prohibited from declaring and paying or setting aside any dividends on our ordinary shares. See “Series C Preferred Shares—Priority Regarding Distributions” and “Series D Preferred Shares—Priority Regarding Distributions.” Any rights of holders of our ordinary shares to receive dividends, if any, declared from time to time by our board of directors out of legally available funds will also be subject to any preferred rights of holders of any additional preferred shares that we may issue in the future.
There can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject, including the indentures governing our senior notes and the amended and restated revolving credit facility.
In the event of our liquidation, dissolution or winding up, the holders of our ordinary shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred shares prior to distribution.
Our ordinary shares trade on Nasdaq Global Select Market (“Nasdaq”) under the symbol “FTAI.”

Series C Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 4,200,000 Series C Preferred Shares.
The Series C Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series C Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series C Preferred Shares have a fixed liquidation preference of $25.00 per Series C Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series C Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights.”
Our Series C Preferred Shares trade on Nasdaq under the symbol “FTAIN.”
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series C Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state it is junior or senior to the Series C Preferred Shares (including our Series D Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series C Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series C Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series C Preferred Shares. The Series C Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series C Preferred Shares.
Distributions
Holders of the Series C Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series C Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series C Preferred Shares, being the date of the completion of the merger, to, but excluding, June 15, 2026 (the “Series C Reset Rate Period”), 8.25% per annum, and (ii) beginning June 15, 2026 (the “Series C Fixed Rate Period”), the Five-Year Treasury Rate (as defined below) plus a spread of 737.8 basis points per annum; provided that if the Five-Year Treasury Rate for any Distribution Period (as defined below) described in this clause (ii) cannot be determined pursuant to the definition of “Five-Year Treasury Rate,” the distribution rate for such Distribution Period will be the same as the distribution rate determined for the immediately preceding Distribution Period. A “Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series C Preferred Shares, being the date of the completion of the merger, to, but excluding, the next succeeding Distribution Payment Date.
For purposes of calculating the distribution rate for a given Series C Fixed Rate Period, the calculation agent shall determine the “Five-Year Treasury Rate” (for any Reset Period (as defined below) commencing on or after the First Reset Date), based on the rate on the Reset Distribution Determination Date (as defined below) and equal to:
(i)	The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity,

for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion; or
(ii)
If no calculation is provided as described in clause (i), then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion; provided that if the calculation agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

As used herein, “Reset Period” means the period from, and including, June 15, 2026 to, but excluding, the fifth-year anniversary of said date, and thereafter from, and including, the fifth-year anniversary of June 15, 2026 but excluding the following fifth-year anniversary of said date (each five-year period, commencing with June 15, 2026, a “Reset Period”).
As used herein, “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
When, as, and if declared by our board of directors, we pay cash distributions on the Series C Preferred Shares quarterly, in arrears, on each Distribution Payment Date, which payments began on December 15, 2022. We pay cash distributions to the holders of record of Series C Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
Distributions on the Series C Preferred Shares are not mandatory. However, distributions on the Series C Preferred Shares accrue from and including, the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and holders of the Series C Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of the full cumulative distributions described above.
If in the future we issue additional shares of the Series C Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
Priority Regarding Distributions
While any Series C Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
2)
no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series C Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

3)
no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series C Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series C Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series C Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series C Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series C Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Shares and Parity Securities at such time.
As used in this description of Series C Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series C Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series C Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series D Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series C Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary Liquidation, the holders of the outstanding Series C Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidating distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of our remaining assets.

Conversion; Exchange and Preemptive Rights
The Series C Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Redemption
The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series C Preferred Shares do not have the right to require the redemption or repurchase of the Series C Preferred Shares.
Optional Redemption on or after June 15, 2026
We may redeem the Series C Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after June 15, 2026 (“Series C Optional Redemption”), at the redemption price equal to $25.00 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series C Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series C Rating Event (as defined below), we may, at our option, redeem the Series C Preferred Shares in whole, but not in part, prior to June 15, 2026, at a redemption price per Series C Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series C Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of March 25, 2021 for purposes of assigning ratings to securities with features similar to the Series C Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of March 25, 2021 are scheduled to be in effect with respect to the Series C Preferred Shares, or (ii) a lower equity credit being given to the Series C Preferred Shares than the equity credit that would have been assigned to the Series C Preferred Shares by such rating agency pursuant to the criteria in effect as of March 25, 2021.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series C Share Designation) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after June 15, 2026) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all of the outstanding Series C Preferred Shares, the distribution rate per annum on the Series C Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.
Optional Redemption upon a Tax Redemption Event
If a Series C Tax Redemption Event (as defined in the Series C Share Designation) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026, and within 60 days after the occurrence of such Series C Tax Redemption Event, at a price of $25.25 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

Voting Rights
Owners of Series C Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series C Preferred Shares are entitled to vote, each holder of Series C Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series C Preferred Shares as a single class on any matter, the Series C Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series C Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series C Preferred Shares, voting together as a single class). The holders of the Series C Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series C Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series C Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series C Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series C Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series C Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series C Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series C Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of the Series C Preferred Shares and all Other Voting Preferred Shares in accordance with and following the procedures set out in the Articles; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose) in accordance with and following the procedures set out in the Articles. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series C Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.

Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series C Preferred Shares:
•
any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series C Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series C Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series C Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series C Preferred Shares.

The foregoing voting rights of the holders of Series C Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series C Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Series D Preferred Shares
General
The Articles authorize the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The “9.500% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares” are designated as one series of our authorized preferred shares, consisting of 2,600,000 Series D Preferred Shares.
The Series D Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D Preferred Shares rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series D Preferred Shares have a fixed liquidation preference of $25.00 per Series D Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series D Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (as defined below) and to the other matters described under “—Liquidation Rights.”
Our Series D Preferred Shares trade on Nasdaq under the symbol “FTAIM.”
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series D Preferred Shares rank (i) senior and prior to our ordinary shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series D Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series D Preferred Shares or does not state it is junior or senior to the Series D Preferred Shares (including our Series C Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series D Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our ordinary shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.

The Series D Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of our share capital or other securities and are not subject to any sinking fund or other obligation to redeem or repurchase the Series D Preferred Shares. The Series D Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series D Preferred Shares.
Distributions
Holders of the Series D Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series D Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series D Preferred Shares to, but excluding, June 15, 2028 (the “Series D Reset Rate Period”), 9.500% per annum, and (ii) beginning June 15, 2028 (the “Series D Fixed Rate Period”), the Five-Year Treasury Rate (as defined below) plus a spread of 516.2 basis points per annum; provided that if the Five-Year Treasury Rate for any Distribution Period (as defined below) described in this clause (ii) cannot be determined pursuant to the definition of “Five-Year Treasury Rate,” the distribution rate for such Distribution Period will be the same as the distribution rate determined or utilized for the immediately preceding Distribution Period. A “Distribution Period” means the period from, and including, each Distribution Payment Date to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which is the period from, and including, the original issue date of the Series D Preferred Shares to, but excluding, the next succeeding Distribution Payment Date.
For purposes of calculating the distribution rate for a given Series D Fixed Rate Period, the calculation agent shall determine the “Five-Year Treasury Rate” (for any Reset Period (as defined below) commencing on or after the Series D Reset Rate Period), based on the rate on the Reset Distribution Determination Date (as defined below) and equal to:
(i)
The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion, as of 5:00 p.m. (Eastern Time) as of any date of determination; or

(ii)
If no calculation is provided as described in clause (i), then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion; provided that if the calculation agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the Reset Distribution Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

As used herein, “Reset Period” means the period from, and including, June 15, 2028 to, but excluding, the fifth-year anniversary of said date, and thereafter from, and including, the fifth-year anniversary of June 15, 2028, but excluding the following fifth-year anniversary of said date (each five-year period, commencing with June 15, 2028, a “Reset Period”).
As used herein, “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
When, as, and if declared by our board of directors, we pay cash distributions on the Series D Preferred Shares quarterly, in arrears, on each Distribution Payment Date, which payments began on June 15, 2023. We pay cash distributions to the holders of record of Series D Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.

Distributions on the Series D Preferred Shares are not mandatory. However, distributions on the Series D Preferred Shares accrue from the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series D Preferred Shares which may be in arrears, and holders of the Series D Preferred Shares are not entitled to any distribution, whether payable in cash, property, or shares, in excess of the full cumulative distributions described above.
If in the future we issue additional shares of the Series D Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
Priority Regarding Distributions
While any Series D Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series D Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
2)
no Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series D Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and

3)
no Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of the Series D Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance or consulting agreements) of ours or of any of our subsidiaries and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series D Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series D Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series D Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series D Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series D Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series D Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series D Preferred Shares and Parity Securities at such time.
As used in this description of Series D Preferred Shares, (i) “Junior Securities” means our ordinary shares and any other class or series of our share capital over which the Series D Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our share capital that ranks equally with the Series D Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series C Preferred Shares) and (iii) “Senior Securities” means any other class or series of our share capital that has preference or priority over the Series D Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our ordinary shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series D Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary Liquidation, the holders of the outstanding Series D Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of ordinary shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the Distribution Period in which the liquidating distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of our remaining assets.
Conversion; Exchange and Preemptive Rights
The Series D Preferred Shares are not entitled to any preemptive rights or other rights to purchase or subscribe for our ordinary shares or any other security, and are not convertible into or exchangeable for our ordinary shares or any other security or property at the option of the holder.
Additional Amounts
We will make all payments on the Series D Preferred Shares free and clear of and without withholding or deduction for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of (i) the Cayman Islands, (ii) any jurisdiction from or through which we or any successor entity make payments on the Series D Preferred Shares or (iii) any other jurisdiction in which we or any successor entity are organized, resident or doing business (a “Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof). If any such withholding or deduction is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series D Preferred Shares such additional amounts as distributions as will result in receipt by each holder of any Series D Preferred Shares, after withholding or deduction for any taxes, fees, duties, assessments or governmental charges, of such amounts as would have been received by such holder had no such withholding or deduction of such taxes, fees, duties, assessments or governmental charges been required (“Additional Amounts”); provided that if we determine that it is required by Cayman Islands law, we shall pay such Additional Amounts pro rata to all holders such that each holder receives at least the amount that would otherwise be required to be paid to such holder hereunder.
We will not be required to pay any Additional Amounts for or on account of:
1)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing Jurisdiction other than by reason of the mere ownership of, receipt of payment under, or enforcement of any rights under, such Series D Preferred Shares;

2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
3)	any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment on the Series D Preferred Shares;
4)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series D Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (1) to provide information concerning the nationality, citizenship, residence or identity of the holder or (2) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

5)
any taxes that are imposed as a result of the presentation of the Series D Preferred Shares for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Series D Preferred Shares been presented on the last day of such 30-day period);

6)
any withholding, deduction, tax, duty, assessment or other government charge pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code or any amended or successor version described above, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code; or

7)	any combination of the foregoing items (1), (2), (3), (4), (5) and (6).
In addition, we will not pay Additional Amounts with respect to any payment on any Series D Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series D Preferred Shares if such payment would be required by the laws of the relevant Taxing Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such Additional Amounts had it been the holder of the Series D Preferred Shares.
Whenever in the Series D Preferred Share Designation or in this description of Series D Preferred Shares there is mention in any context any amount payable by the Company with respect to any of the Series D Preferred Shares, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, such Additional Amounts are, were or would be payable in respect thereof.
Redemption
The Series D Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. If we become obligated to pay any additional amounts, we will also have the option to redeem the Series D Preferred Shares, as described below.
Holders of Series D Preferred Shares do not have the right to require the redemption or repurchase of the Series D Preferred Shares.
Optional Redemption on or after June 15, 2028
We may redeem the Series D Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after June 15, 2028 (“Series D Optional Redemption”), at the redemption price equal to $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Series D Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Series D Rating Event (as defined below), we may, at our option, redeem the Series D Preferred Shares in whole, but not in part, prior to June 15, 2028, at a redemption price per Series D Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Series D Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of March 15, 2023, for purposes of assigning ratings to securities with features similar to the Series D Preferred Shares, which change results in (i) any shortening of the length of time for which the criteria in effect as of March 15, 2023, are scheduled to be in effect with respect to the Series D Preferred Shares, or (ii) a lower equity credit being given to the Series D Preferred Shares than the equity credit that would have been assigned to the Series D Preferred Shares by such rating agency pursuant to the criteria in effect as of March 15, 2023.
Optional Redemption upon a Change of Control
If a Change of Control (as defined in the Series D Preferred Share Designation) occurs, we may, at our option, redeem the Series D Preferred Shares, in whole but not in part, prior to June 15, 2028 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 (101% of the liquidation preference of $25.00) per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after June 15, 2028) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all of the outstanding Series D Preferred Shares, the distribution rate per annum on the Series D Preferred Shares will increase by 500 basis points, beginning on the 31st day following such Change of Control.
Optional Redemption upon a Series D Preferred Share Tax Redemption Event
If a Series D Preferred Share Tax Redemption Event (as defined in the Series D Preferred Share Designation) occurs, we may, at our option, redeem the Series D Preferred Shares, in whole but not in part, prior to June 15, 2028, at a redemption price of $25.00 per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared; provided that no such redemption may occur if the Series D Preferred Share Tax Redemption Event results directly from any action taken by the Company with the principal purpose of triggering the optional redemption pursuant to this paragraph. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Voting Rights
Owners of Series D Preferred Shares do not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series D Preferred Shares are entitled to vote, each holder of Series D Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series D Preferred Shares as a single class on any matter, the Series D Preferred Shares and the Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any Series D Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive, the upper limit of the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below) and the holders of Series D Preferred Shares, voting together as a single class). The holders of the Series D Preferred Shares, voting together as a single class with the holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”), will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the appointment of two additional directors at a special meeting of the holders of the Series D Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our ordinary shares at which such directors are up for re-appointment; provided that when all distributions accumulated on the Series D Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series D Preferred Shares to appoint any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, the office of any directors appointed by holders of the Series D Preferred Shares shall automatically be vacated and the upper limit of the number of directors constituting the board of directors shall be automatically reduced by two. However, the right of the holders of the Series D Preferred Shares and any Other Voting Preferred Shares to appoint two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series D Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our share capital is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series D Preferred Shares and any Other Voting Preferred Shares exceed two.
While any Series D Preferred Shares remain outstanding, the following actions will be deemed a variation of the rights of the Series D Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized share capital into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Articles, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series D Preferred Shares, and shall in each case of clause (i) and (ii) require the approval of the holders of the Series D Preferred Shares and all Other Voting Preferred Shares in accordance with and following the procedures set out in the Articles; provided that in the case of the foregoing clause (ii), if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series D Preferred Shares for this purpose), the holders of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of the Other Voting Preferred Shares (including the Series D Preferred Shares for this purpose) in accordance with and following the procedures set out in the Articles. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series D Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series D Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series D Preferred Shares:
•
any increase in the amount of authorized ordinary shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred shares, or the authorization, creation and issuance of other classes or series of share capital, in each case ranking on parity with or junior to the Series D Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series D Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series D Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series D Preferred Shares.

The foregoing voting rights of the holders of Series D Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series D Preferred Shares to effect the redemption.
Forum Selection
The Articles provide for submission to the exclusive jurisdiction of the courts of the Cayman Islands in connection with any claim or dispute arising out of or in connection with the constitutional documents of the Company or otherwise related in any way to each Company shareholder’s shareholding in the Company, other than any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.
Dividends
Dividends are recorded if and when declared by the board of directors. The board of directors of FTAI declared cash dividends of $1.35, $1.20 and $1.20 per ordinary share during each of the years ended December 31, 2025, 2024 and 2023, respectively.
Additionally, the board of directors of FTAI declared cash dividends on the Series C Preferred Shares of $2.06, $2.06 and $2.06 per share for the years ended December 31, 2025, 2024 and 2023, respectively and the Series D Preferred Shares of $2.38, $2.38 and $1.78 per share for the years ended December 31, 2025, 2024 and 2023, respectively.
Exempted Company
The Company is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•	an exempted company does not have to file an annual return of its shareholders with the registrar of Companies of the Cayman Islands;
•	an exempted company’s register of members is not open to inspection;
•	an exempted company does not have to hold an annual general meeting;
•	an exempted company may issue no par value shares;
•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	an exempted company may register as a limited duration company; and
•	an exempted company may register as a segregated portfolio company.
Anti-Takeover Effects of Cayman Islands Law and Our Articles
The following is a summary of certain provisions of our Articles that may function to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
Authorized but Unissued Shares
Our authorized but unissued ordinary shares and preferred shares will be available for future issuance without obtaining shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Other Provisions of Our Articles
Our Articles provide that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Our board of directors consists of seven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, are generally required to effect a change in a majority of our board of directors.
The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our Articles provide that a director may be removed, only for cause, and only by the affirmative vote of at least 80% of the then issued and outstanding ordinary shares entitled to vote in the election of directors.
In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our Articles, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all rights, designations, preferences, powers and duties without limitation. Our Articles do not provide our shareholders with the ability to call general meetings of the shareholders.
See also, “Series C Preferred Shares-Optional Redemption upon a Change of Control” and “Series D Preferred Shares-Optional Redemption upon a Change of Control.”
Ability of Our Shareholders to Act
Our Articles do not permit our shareholders to call general meetings. General meetings of shareholders may be called by the Board of Directors, the Chief Executive Officer, the Chairperson or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Written notice of any general meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our Articles do not permit our shareholders to pass resolutions in writing.
Our Articles provide that nominations of persons for election to our board of directors at any annual general meeting, or at any extraordinary meeting of our shareholders called for the purpose of electing directors, may be made (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form. To be timely, a shareholder’s notice must be delivered to or mailed and received at our registered office (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual general meeting; and (ii) in the case of an extraordinary meeting, not later than the tenth day following the day on which such notice of the date of the extraordinary meeting was mailed or such public disclosure of the date of the extraordinary meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our Articles provide that our directors shall not, to the maximum extent permitted by law, be liable to us for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such director, and provided further that such director acted in good faith and in a manner such director reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe such director’s conduct was unlawful.
Our Articles provide that we indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Articles against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Articles.
Corporate Opportunity
Under our Articles, to the extent permitted by law:
•
Fortress Investment Group LLC (“Fortress”) and its respective affiliates, including the Former Manager and Master GP, have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if Fortress and its respective affiliates, including the Former Manager and the Master GP, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us, our shareholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•
in the event that any of our directors and officers who is also a director, officer or employee of Fortress and their respective affiliates, including the Former Manager and the Master GP, acquire knowledge of a corporate opportunity or is offered a corporate opportunity; provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress and their respective affiliates, including the Former Manager and the Master GP, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

The Company’s Transfer Agent
The transfer agent for the Company’s shares is Equiniti Trust Company LLC, 48 Wall Street, Floor 23, New York, NY 10005.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred shares which are called depositary shares. We will deposit the preferred shares of a series which is the subject of depositary shares with a depositary, which will hold that preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred shares.
While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Shares
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred shares which is represented by the depositary share.
Conversion
If shares of a series of preferred shares are convertible into ordinary shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the ordinary shares or other securities or property into which the number of shares (or fractions of shares) of preferred shares to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, our preferred shares or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each ordinary share or preferred share or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each ordinary share or preferred share or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our ordinary shares, our preferred shares or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SHAREHOLDERS
Information about selling shareholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission under the Exchange Act which are incorporated by reference into this prospectus.

CAYMAN ISLANDS TAXATION
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Cayman Islands Tax Considerations
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any ordinary shares under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion on certain Cayman Islands income tax consequences of an investment in ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of shares, as the case may be, nor will gains derived from the disposal of shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.
No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of a share.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to an investment in Company shares. The information in this summary is based on the Code; current regulations promulgated by the Treasury Regulations; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and court decisions; all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. The summary is also based upon the assumption that the Company and its respective subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not legal or tax advice. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	partnerships and trusts;
•	expatriates or former long-term residents of the United States;
•	persons who receive Company shares through the exercise of employee stock options or otherwise as compensation;
•	persons holding Company shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons who hold (actually or constructively) 10% or more of the vote or value of the Company;
•	tax-exempt organizations; and
•	foreign investors.
This summary assumes that investors hold their Company shares as capital assets, which generally means property held for investment.
For purposes of this discussion under this heading “U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a Company shareholder that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States;
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Company shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax considerations of holding Company shares.

Taxation of the Company
Under current U.S. federal income tax law, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Thus, as a company incorporated under the laws of the Cayman Islands, the Company is expected to be treated as a foreign corporation (and therefore as a non-U.S. tax resident) for U.S. federal income tax purposes. In certain circumstances, however, an entity organized outside the United States will be treated as a U.S. corporation (and, therefore, as a U.S. tax resident) under Section 7874 of the Code. Based on the rules in effect at the time of the merger of FTAI into a subsidiary of FTAI Aviation, the Company does not expect to be treated as a U.S. corporation for U.S. federal income tax purposes by virtue of Section 7874 of the Code. Nevertheless, because the Section 7874 rules and exceptions are complex and subject to factual and legal uncertainties, there can be no assurance that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that the Company is not treated as a U.S. corporation for U.S. federal income tax purposes.
If the Company is treated as engaged in a trade or business in the United States, then, unless exempted by an applicable income tax treaty or Section 883 or Section 887 of the Code (as described below), the portion of its net income, if any, that was “effectively connected” with such trade or business would be subject to U.S. federal income taxation at maximum corporate rates, currently 21%. In addition, the Company may be subject to an additional U.S. federal branch profits tax on its effectively connected earnings and profits at a rate of 30%. Although the Company (or one or more of its non-U.S. corporate subsidiaries) is expected to be treated as engaged in a U.S. trade or business, it is currently expected that only a small portion of the Company’s taxable income will be treated as effectively connected with such U.S. trade or business. However, no assurance can be given that the amount of effectively connected income will not be greater than currently expected, whether due to a change in the Company’s operations or otherwise. In addition, the Company expects to earn certain income through subsidiaries treated as U.S. corporations for U.S. federal income tax purposes, which subsidiaries would be subject to regular corporate U.S. federal income tax.
Section 883 of the Code provides an exemption from U.S. federal income taxation with respect to rental income derived from aircraft or ships used in international traffic by certain foreign corporations. The Company believes that it and its subsidiaries have been and currently remain currently eligible for this exemption with respect to aircraft and ships used in international traffic. No assurances can be given that the Company or its subsidiaries will continue to be eligible for this exemption as changes in its ownership or the amount of Company shares that are traded could cause the Company and its subsidiaries to cease to be eligible for such exemption. To qualify for this exemption in respect of rental income, the lessor of the aircraft or ships must be organized in a country that grants a comparable exemption to U.S. lessors (including the Cayman Islands and the Marshall Islands), and certain other requirements must be satisfied. The Company and its subsidiaries can satisfy these requirements if the shares of the Company are primarily and regularly traded on a recognized exchange and, for more than half the days of such year, certain shareholders, each of whom owns 5% or more of its shares (applying certain attribution rules), do not collectively own more than 50% of its shares. Company’s shares will be considered to be primarily and regularly traded on a recognized exchange in any year if: (i) the number of trades in its shares effected on such recognized stock exchange exceed the number of Company shares (or direct interests in Company shares) that are traded during the year on all securities markets; (ii) trades in its shares are effected on such stock exchanges in more than de minimis quantities on at least 60 days during the year; and (iii) the aggregate number of its shares traded on such stock exchanges during the taxable year is at least 10% of the average number of Company shares issued and outstanding in that class during that year. Although we expect Company shares to be considered to be primarily and regularly traded on a recognized exchange, there can be no assurance in this regard. If Company shares cease to satisfy these requirements, then the Company and its subsidiaries may no longer be eligible for the Section 883 exemption with respect to income earned by aircraft or ships used in international traffic.
Under these rules and based on current practices, we expect that the Company and such subsidiaries will generally not be subject to U.S. federal income taxation with respect to aircraft or ships used in international traffic. No assurances can be given, however, that the Company and its subsidiaries will continue to be eligible for the exemption under Section 883 of the Code. If the Company or its subsidiaries were not eligible for the exemption under Section 883 of the Code, we expect that the U.S. source rental income of the Company and its subsidiaries would generally be subject to U.S. federal taxation, on a gross income basis, at a rate of not in excess of 4% as provided in Section 887 of the Code. If, contrary to expectations, either the Company or one of its subsidiaries did not comply with certain administrative guidelines of the IRS, such that 90% or more of the U.S. source rental income of the Company or one of its subsidiaries were attributable to the activities of personnel based in the United States (in the case of bareboat leases) or from “regularly scheduled transportation” as defined in such administrative guidelines (in the case of time-charter leases), Section 887 would not apply and such U.S. source rental income would instead be treated as income effectively connected with the conduct of a trade or business in the United States, taxed as described above.

Considerations for U.S. Holders
Dividends
Distributions of cash or property that the Company pays in respect of its shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and, subject to the passive foreign investment company (“PFIC”) rules discussed below, will be includible in a U.S. Holder’s gross income as ordinary income upon receipt. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations. Subject to the PFIC rules (if applicable), distributions to a U.S. Holder in excess of the Company’s earnings and profits will be treated first as a return of capital (with a corresponding reduction in such U.S. Holder’s tax basis in the shares) to the extent of such U.S. Holder’s tax basis in the shares on which the distribution was made (determined separately for each share), and then as gain from the sale or exchange of such shares.
An individual or other non-corporate U.S. Holder of our shares may be eligible for reduced rates of taxation, generally at the rates applicable to long-term capital gains, on dividends that are received from a qualified corporation if such qualified foreign corporation is neither a PFIC (as defined below) nor treated as such with respect to such U.S. Holder for the taxable year in which the dividend is paid or for the preceding taxable year; provided that certain holding period and other requirements are met. A Cayman Islands corporation is generally treated as a qualified foreign corporation with respect to dividends paid on its shares if such shares as “readily tradable” on an “established securities market” in the U.S., such as the NASDAQ.
For U.S. foreign tax credit purposes, dividends received on our common shares will generally be treated as income from sources outside the U.S. and will generally constitute passive category income. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex and the application thereof depends in large part on the U.S. Holder’s individual facts and circumstances. All U.S. Holders should consult their tax advisors regarding the applicability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
Sale, Exchange or Other Taxable Disposition of Shares
Upon the sale, exchange or other taxable disposition of shares, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount realized on such sale, exchange or taxable disposition of Company shares and such U.S. Holder’s tax basis in the shares sold. Subject to the PFIC rules discussed below (if applicable), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period with respect to such shares is more than one year at the time of its disposition. The deductibility of capital losses is subject to limitations.
Any gain or loss on the sale or other disposition of our common shares will generally be treated as U.S.-source income or loss for U.S. foreign tax credit purposes. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex and the application thereof depends in large part on the U.S. Holder’s individual facts and circumstances. All U.S. Holders should consult their tax advisors regarding the applicability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
PFIC Status and Related Tax Considerations
Under the Code, the Company will be a “passive foreign investment company” (a “PFIC”) for any taxable year in which either (i) 75% or more of the Company’s gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of the Company’s assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, the Company will be treated as if it holds its proportionate share of the assets of, and receives directly its proportionate share of the income of, any other corporation in which it directly or indirectly owns at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets.
We believe that the Company was treated as a PFIC in the taxable years ended December 31, 2022, and December 31, 2023 (collectively with any other taxable years in which we are treated as a PFIC, the “PFIC Years”). Based on our analysis, the Company was not a PFIC for the taxable years ended December 31, 2024 and December 31, 2025, and we do not currently expect it to be treated as a PFIC thereafter. However, no assurance can be given in that regard.

If a U.S. Holder holds Company shares during a PFIC Year (assuming such U.S. Holder has not made a timely QEF election or mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Company shares would be allocated ratably over the U.S. Holder’s holding period for the Company shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an additional tax based on the interest charge generally applicable to underpayments of tax would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its Company shares exceeds 125% of the average of the annual distributions on the Company shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter (an “Excess Distribution”), that distribution would be subject to taxation in the same manner as gain, described immediately above. Further, if a U.S. Holder holds Company shares during a PFIC year and any of the Company’s non-U.S. subsidiaries are also PFICs, the holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules and thus would be subject to the rules described above on income or gain recognized indirectly by the holder with respect to such subsidiaries.
The above rules generally continue to apply to each U.S. Holder who held our shares during any PFIC Year and has not made either (i) a valid qualified electing fund (“QEF”) election for the first PFIC Year in which such U.S. Holder held our shares or (ii) a “deemed sale” election under the PFIC rules, under which a U.S. Holder will be deemed to have sold our common shares at their fair market value as of the last day of the last year for which we were a PFIC (and under which any gain from such deemed sale would be treated as an Excess Distribution), even if the Company is not treated as a PFIC for any subsequent taxable year. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the Company and any of its subsidiaries.
A U.S. Holder can avoid certain of the adverse rules described above by making a QEF election with respect to such PFIC, if the PFIC provides the information necessary for such election to be made. If a U.S. person makes a QEF election with respect to a PFIC, the U.S. person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. For each PFIC Year, we expect to provide information necessary for U.S. Holders to make a QEF election with respect to the Company by annually posting a “PFIC Annual Information Statement” on the Company’s website. However, no assurance can be given that we will be able to provide such information for each PFIC Year, and we do not expect to provide information necessary for U.S. Holders to make a QEF election for any subsidiaries of the Company which are PFICs.
If a U.S. Holder owns Company shares during any PFIC Year, the U.S. Holder must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to the Company, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
In lieu of making a QEF election, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its Company shares; provided that Company shares are “marketable.” Company shares will be marketable if they are traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a “qualified exchange” or other market within the meaning of applicable Treasury Regulations. We expect that Company shares will be listed on Nasdaq, which is a qualified exchange for these purposes, but no assurances may be given in this regard. Consequently, assuming that Company shares are regularly traded, if a U.S. Holder holds Company shares, it is expected that the mark-to-market election would be available to such holder. However, because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the Company shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Company shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the Company shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Company shares in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by the Company (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S. Holder makes a valid mark-to-market election for the Company during a PFIC Year, and the Company subsequently ceases to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that the Company is not classified as a PFIC.
U.S. Holders should consult their tax advisers concerning the Company’s PFIC status and the application of the PFIC rules to their Company shares and the Company’s subsidiaries.
Redemption of Preferred Stock
Subject to the PFIC rules described above (if applicable), the treatment of a redemption of the Company’s preferred shares will depend on whether the redemption qualifies as a sale of shares under Section 302 of the Code. If the redemption so qualifies, a U.S. Holder of the Company’s preferred shares would be treated as described above under the section titled “Sale, Exchange or Other Taxable Disposition of Shares.” If the redemption does not so qualify, such U.S. Holder would be treated as described above under the section titled “Dividends.” Whether a redemption of the Company’s preferred shares qualifies for sale treatment under Section 302 will depend on a number of factors, as determined at the time of such redemption. Each holder of the Company’s preferred shares is urged to consult with its tax advisors as to the tax considerations of any redemption of the Company’s preferred shares.
THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF COMPANY SHARES. THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A HOLDER DEPENDING UPON THE HOLDER’S PARTICULAR SITUATION. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE HOLDER OF THE OWNERSHIP AND DISPOSITION OF COMPANY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

ERISA AND OTHER BENEFIT PLAN CONSIDERATIONS
A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and/or the Code impose restrictions on:
•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,
•
entities whose underlying assets include “plan assets” of such plans and arrangements by reason of a plan’s investment in such entities including, without limitation, certain insurance company general accounts (each of the foregoing plans and entities, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code, including fiduciaries to a Plan.
Prohibited Transactions
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of excise taxes, penalties and other liabilities, and the transaction might need to be reversed. Neither we nor any of our affiliates, officers, employees or agents is undertaking to provide investment advice or any recommendation in a fiduciary capacity in connection with any Plan (including any IRA) fiduciary’s decision acquire or hold any security issued pursuant hereto.
The direct or indirect purchase of the securities by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that potentially could be applicable to a Plan’s investment in the securities, depending upon various factors, including, without limitation: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts. Each of the above-described exemptions has various requirements and limitations. There can be no assurance that any of the above-described exemptions or any other exemption would apply to any particular prohibited transaction that might arise in connection with any particular Plan’s acquisition and holding of any security issued hereunder.
The Plan Assets Regulation
Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the Plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity would be subject to, and could result in prohibited transactions and other violations under, ERISA and the Code.
Under the Plan Assets Regulation, if a Plan acquires a “publicly offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly offered security is a security that:
•	is freely transferable,
•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
•	is either:
(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(ii)
sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Shares as “Publicly Offered Securities”
We believe our ordinary shares, Series C Preferred Shares and Series D Preferred Shares will meet the above criteria of publicly offered securities.
The applicability of the “publicly offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed as appropriate in the applicable prospectus supplement.
Governmental, Foreign and Church Plans
Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). In addition, any such plan that is qualified and exempt from taxation under the Code may be subject to other prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.
General Investment Considerations
Fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, to the extent applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:
•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,
•	whether the fiduciary has the authority to make the investment,
•	the composition of the Plan’s portfolio with respect to diversification by type of asset,
•	the Plan’s funding objectives,
•	the tax effects of the investment,
•	whether our assets would be considered plan assets, and
•
whether, under the general fiduciary standards of investment prudence and diversification an investment in any of the securities is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s applicable investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES (INCLUDING ANY INTEREST IN A SECURITY) REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT (A) ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SIMILAR, AND (B) IF IT IS A PLAN, NEITHER WE NOR ANY OF OUR AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS WILL BE A FIDUCIARY WITH RESPECT TO THE PLANS INVESTMENT IN ANY SECURITY ISSUED PURSUANT HERETO. THE RESPONSIBLE FIDUCIARY OF ANY PLAN INVESTOR HAS THE SOLE RESPONSIBILITY FOR DETERMINING THAT SUCH AN INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA OF SECTION 4975 OF THE CODE, AND DOES NOT OTHERWISE VIOLATE ERISA OR ANY SIMILAR LAW.

PLAN OF DISTRIBUTION
We or the selling shareholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
If indicated in an applicable prospectus supplement, we may sell our ordinary shares under a newly established dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
•	We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•
loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its equity securities under this prospectus, a selling shareholder may:
•	transfer its equity securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its equity securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its equity securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our ordinary shares, which are listed on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred shares or warrants will be described in the applicable prospectus supplement.
In connection with any offering of ordinary shares, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to U.S. and New York law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, Cayman Islands. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of FTAI Aviation Ltd. as of December 31, 2025 and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of FTAI Aviation Ltd. at December 31, 2024 and for the years ended December 31, 2024 and December 31, 2023, included in FTAI Aviation Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses relating to the registration of the securities will be borne by the Registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$ *
Trustee Fees and Expenses	$
Transfer Agent Fees and Expenses	$
Printing and Engraving Fees and Expenses	$
Accounting Fees and Expenses	$
Legal Fees	$
Total	$**

*
To be deferred pursuant to Rule 456(b) of the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against dishonesty, willful default or fraud or the consequences of committing a crime. Subject to the provisions of the Cayman Companies Act and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or (b) is or was, at the request of the Company, serving as a director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise
Our articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default, and provided further that such Indemnified person acted in good faith and in a manner such indemnified person reasonably believed to be in or not opposed to the best interests of the company and had no reasonable cause to believe such indemnified person's conduct was unlawful. no indemnified person shall, to the maximum extent permitted by law, be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such indemnified person, and provided further that such indemnified person acted in good faith and in a manner such indemnified person reasonably believed to be in or not opposed to the best interests of the company and had no reasonable cause to believe such indemnified person's conduct was unlawful.
ITEM 16.	EXHIBITS.
The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4 and are incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT
1.1*	Form of Underwriting Agreement for ordinary shares, preferred shares, warrants or debt securities.
3.1
Amended and Restated Memorandum and Articles of Association of FTAI Aviation Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K as filed with the Commission on November 14, 2022).

3.2
Share Designation with respect to the 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares of FTAI Aviation Ltd. (incorporated by reference to Exhibit 3.4 of the Company’s Form 8-K as filed with the Commission on November 14, 2022).

3.3
Share Designation with respect to the 9.500% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares of FTAI Aviation Ltd. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A, filed on March 15, 2023).

3.4
Form of Certificate representing the 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares of FTAI Aviation Ltd. (incorporated by reference to Exhibit 3.7 of the Company’s Form 8-K as filed with the Commission on November 14, 2022).

3.5
Form of Certificate representing the 9.500% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares of FTAI Aviation Ltd. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A, filed on March 15, 2023).

4.1
Form of Debt Securities Indenture (including form of Debt Security) (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3, filed with the Commission on February 27, 2023).

4.2*	Form of Debt Warrant Agreement.
4.3*	Form of Debt Warrant Certificate.
4.4*	Form of Stock Warrant Agreement.
4.5*	Form of Stock Warrant Certificate.
4.6*	Form of Deposit Agreement.
4.7*	Form of Depositary Receipt.
4.8*	Form of Purchase Contract.
4.9*	Form of Purchase Unit.
5.1	Opinion of Maples and Calder (Cayman) LLP.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility on Form T-1 of the Trustee under the Indenture pursuant to the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table.

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2026.

FTAI AVIATION LTD.

By:	/s/ Joseph P. Adams, Jr.
	Name:	Joseph P. Adams, Jr.
	Title:	Chief Executive Officer

KNOW BY ALL THESE PRESENT that the individuals whose signatures appear below constitute and appoint each of Joseph P. Adams, Jr. and Nicholas McAleese to be their lawful attorneys-in-fact and agents with full and several powers of substitution, in their names, places and steads and on their behalves, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Joseph P. Adams, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 1, 2026
Joseph P. Adams, Jr.

/s/ Nicholas McAleese	Chief Financial Officer (Principal Financial Officer)	May 1, 2026
Nicholas McAleese

/s/ Michael Hazan	Chief Accounting Officer (Principal Accounting Officer)	May 1, 2026
Michael Hazan

/s/ Shyam Gidumal	Director	May 1, 2026
Shyam Gidumal

/s/ Paul R. Goodwin	Director	May 1, 2026
Paul R. Goodwin

/s/ Judith A. Hannaway	Director	May 1, 2026
Judith A. Hannaway

/s/ A. Andrew Levison	Director	May 1, 2026
A. Andrew Levison

/s/ Ray M. Robinson	Director	May 1, 2026
Ray M. Robinson

/s/ Martin Tuchman	Director	May 1, 2026
Martin Tuchman